EXHIBIT 3(B)

                                                    ADOPTED March 4, 1981
                                                    As amended through
                                                      August 16, 1995

                                        INDEX
                                          OF
                                       BY-LAWS
                                          OF
                              AUTOCLAVE ENGINEERS, INC.

                                   Further Amended
                                   December 6, 1990

                                                                       Page
                                      ARTICLE I
                                       General
          Section 1  Name..........................................       1
          Section 2  Office........................................       1
          Section 3  Seal..........................................       1
          Section 4  Fiscal Year...................................       1
                                      ARTICLE II

                                     Shareholders

          Section 1  Place of Meetings.............................       1
          Section 2  Annual Meeting................................       2
          Section 3  Special Meetings..............................       2
          Section 4  Notice of Meetings............................       2
          Section 5  Closing of Transfer Books, Fixing of Record Date     2
          Section 6  Waiver of Notice..............................       3
          Section 7  Quorum........................................       3
          Section 8  Adjournments of Meeting.......................       3
          Section 9  Notice of Adjourned Meetings..................       4
          Section 10 Telephonic Meetings...........................       4
          Section 11 Voting Power..................................       4
          Section 12 Cumulative Voting.............................       4
          Section 13 Proxies.......................................       4
          Section 14 Voting Lists..................................       5
          Section 15 Presiding Officer and Order of Business.......       5

                                     ARTICLE III

                                      Directors

          Section 1  Number......................................         6
          Section 2  Terms.......................................         6
          Section 3  Failure to Object...........................         6
          Section 4  Compensation of Directors...................         6
          Section 5  Vacancies...................................         6
          Section 6  Regular Meetings............................         7
          Section 7  Special Meetings............................         7
          Section 8  Notice of Meeting...........................         7
          Section 9  Informal Action by the Directors............         7
          Section 10 Committees of Directors.....................         7
          Section 11 Telephonic Meetings.........................         8
          Section 12 Quorum......................................         8
          Section 13 Reports to Shareholders.....................         8
          Section 14 Presiding Officer...........................         8
          Section 15 Contracts...................................         9
          Section 16 Applicability of Amendment to Section 910 of the
                      Pennsylvania Business Corporation Law......         9
          Section 17 Applicability of Section 911 of the
                      Pennsylvania Business Corporation Law......         9


                                      ARTICLE IV

                                       Officers

          Section 1  Number and Election.........................        l0
          Section 2  Qualifications..............................        10
          Section 3  Term of Office..............................        10
          Section 4  Chairman....................................        10
          Section 5  President...................................        10
          Section 6  Executive Vice Presidents...................        10
          Section 7  Vice Presidents.............................        11
          Section 8  Secretary...................................        11
          Section 9  Treasurer...................................        11
          Section 10 Assistant Officers..........................        11


                                      ARTICLE V

                                Execution of Documents

          Section 1  Checks, Notes, Etc..........................        12
          Section 2  Other Documents.............................        12

                                      ARTICLE VI

                           Share Certificates and Transfers

          Section 1  Share Certificates..........................        12
          Section 2  Loss or Destruction of Share Certificate....        12
          Section 3  Transfer Agent..............................        12


                                     ARTICLE VII


                 Indemnification of Directors, Officers and Employees

          Section 1  Right to Indemnification....................        13
          Section 2  Right to Advancement of Expenses............        13
          Section 3  Right of Indemnitee to Initiate Action......        14
          Section 4  Insurance and Funding.......................        14
          Section 5  Non-Exclusivity; Nature and Extent of Rights        15
          Section 6  Effective Date..............................        15


                                     ARTICLE VIII

                                      Amendments

          Section 1  Amendments to By-laws.......................        15

                                                    ADOPTED March 4, 1981
                                                    As amended through
                                                    August 16, 1995

                                       BY-LAWS

                                          OF

                              AUTOCLAVE ENGINEERS, INC.




                                      ARTICLE I

                                       General

          Section 1      Name

                     The name of the Company shall be Autoclave Engineers, Inc.

          Section 2      Office

                     The principal office of the Company shall be at such place or places as the Board of Directors may from time to time determine.

          Section 3      Seal

                     The Company shall have a seal which shall be circular in form and which shall bear such inscription as the Board of Directors from time to time may determine.

          Section 4      Fiscal Year

                     The fiscal year of the Company shall be fixed from time to time by resolution of the Board of Directors.

                                      ARTICLE II

                                     Shareholders

          Section 1      Place of Meetings

                     Each meeting of the shareholders shall be held at the principal office of the Company or at such other place, within or without the Commonwealth of Pennsylvania, as shall be designated in the notice of the meeting.

          Section 2      Annual Meeting             AMENDED AUGUST 16, 1995

                     The annual meeting of the shareholders shall be held each year on such date and at such time and place as shall be determined by a resolution of the Board of Directors.

          Section 3      Special Meetings           AMENDED AUGUST 13, 1992

                     Special meetings of the shareholders may be called at any time by the Chairman, or a majority of the Board of Directors, or the holders of not less than one-fifth of all the shares outstanding and entitled to vote at such special meeting. At any time, upon written request of any person entitled to call a special meeting, it shall be the duty of the Secretary to call a special meeting of the shareholders, to be held at such time as the Secretary may fix, not less than ten (10) or more than sixty
          (60) days after the receipt of the request. If the Secretary shall neglect or refuse to issue such call, the person or persons making the request may do so.

          Section 4      Notice of Meetings

                     Written notice of every meeting of the shareholders shall be given by, or at the direction of, the person or persons authorized to call the meeting, to each shareholder of record entitled to vote at the meeting, at least ten (10) days prior to the day named for the meeting. Such notice shall be given either personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to each shareholder at his address appearing on the books of the Company or supplied by him to the Company for the purpose of notice. Such notice shall specify the place, day and hour of the meeting, and, in the case of a special meeting, the purpose of the meeting and the general nature of the business to be transacted. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his address as it appears on the records of the Company, with postage thereon prepaid.

          Section 5      Closing of Transfer Books, Fixing of Record Date

                     The Board of Directors of the Company may close its stock transfer books for a period not exceeding fifty (50) but not less than ten (10) days prior to the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of any rights or the date when any exchange or any reclassification of shares shall be effective; or in lieu thereof, may fix in advance, a date, not exceeding fifty (50) but not less than ten (10) days prior to the date of any meeting of shareholders or to the date for the payment of any dividend or for the allotment of rights, or to the date when any exchange or reclassification of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting, or shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect of any exchange or reclassification of shares; and the shareholders of record on such date shall be the shareholders entitled to notice of and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights in the event of an exchange or reclassification of shares, as the case may be. If the transfer books are not closed and no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed shall be deemed to be the record date for the determination of shareholders entitled to vote at such meeting. Transferees of shares which are transferred after the record date shall not be entitled to notice or to vote at such meeting.

          Section 6      Waiver of Notice

                     A waiver of notice in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

          Section 7      Quorum

                     The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the shareholders' meeting shall constitute a quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of the holders of enough shares to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, but, in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

          Section 8      Adjournments of Meetings

                     Adjournment or adjournments of any annual or special meeting of the shareholders may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors have been elected.

          Section 9      Notice of Adjourned Meeting

                     No notice of any adjourned meeting or the business to be transacted at any adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

          Section 10     Telephonic Meetings

                     One or more shareholders may participate in any regular or special meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

          Section 11     Voting Power

                     Except as herein provided in Section 12 of this
          Article II, every shareholder of record of capital stock with voting rights shall have the right to one vote for every such share standing in his name on the books of the Company. All questions shall be decided by the vote of the majority of the capital stock represented and entitled to vote at any meeting unless otherwise specifically provided by law or by the Articles of Incorporation of the Company.

          Section 12     Cumulative Voting

                     In all elections for Directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him which are entitled to vote, for as many persons as there are Directors to be elected, or to cumulate said shares and give one candidate as many votes as the number of Directors to be elected multiplied by the number of his shares shall equal, or to distribute them on the same principle as aforesaid among as many candidates as he shall see fit.

          Section 13     Proxies

                     Every shareholder may vote either in person or by proxy. Every proxy shall be executed in writing by the shareholder or by his duly authorized attorney-in-fact and filed with the Secretary of the Company. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been received by the Secretary of the Company. No unrevoked proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority is exercised written notice of such death or incapacity is received by the Secretary of the Company.

          Section 14     Voting Lists

                     The officer or agent having charge of the transfer books for shares of the Company shall make, at least five (5) days before each meeting of shareholders, a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order, the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of any shareholder during the time thereof. The original share ledger or transfer book, or a duplicate thereof kept at the Company's offices, shall be prima facie evidence as to the identity of the shareholders entitled to examine such list, share ledger or transfer book or to vote at any meeting of shareholders.

          Section 15     Presiding Officer and Order of Business
                                                    AMENDED AUGUST 13, 1992

                     All meetings of the shareholders shall be called to order and presided over by the Chairman, or in his absence by the President, or in his absence by a Vice President, or in the absence of all of them by the Treasurer, or if none of these be present by a chairman elected by the shareholders.

                                     ARTICLE III

                                      Directors

          Section 1      Number                      AMENDED APRIL 30, 1992

                     The business and affairs of the Company shall be managed by the Board of Directors, who need not be residents of the Commonwealth of Pennsylvania or shareholders of the Company. The number of Directors shall be fixed from time to time by the Board of Directors provided that the number so determined shall not be less than five nor more than eleven.

          Section 2      Terms                      AMENDED AUGUST 12, 1982

                     The Board of Directors shall be classified in respect to the time at which they shall severally hold office into three
          (3) classes of Directors, each such class to contain, as nearly as possible, an equal number of Directors. One such class shall be elected at each annual meeting of the shareholders for a term of three (3) years. If at any annual meeting of the shareholders Directors of more than one class are to be elected, each class of Directors to be elected at the meeting shall be elected in a separate election. Each Director or his successor, if elected by the Board of Directors, shall hold office for the term for which he is elected (or in the event that he is a successor, the unexpired portion of the term of the Director which he has succeeded), and thereafter until his successor is duly elected and qualified.

          Section 3      Failure to Object

                     A Director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment of the meeting. Such right to dissent shall not apply to a Director who has voted in favor of such action.

          Section 4      Compensation of Directors
                     The amount of compensation of Directors for their services, if any, shall be determined from time to time by resolution of the Board of Directors. Such compensation may include, but need not be limited to, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and any committee thereof.

          Section 5      Vacancies                 AMENDED DECEMBER 2, 1983
                     Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority of the remaining members of the Board though less than a quorum.

          Section 6      Regular Meetings           AMENDED AUGUST 13, 1992

                     The Board of Directors shall hold regular meetings at such times and places as it may be determined by resolution.

          Section 7      Special Meetings           AMENDED AUGUST 13, 1992

                     The Board of Directors shall hold such special meetings as shall be called by the Chairman or any two Directors. Each such meeting shall be held at such time and place as shall be designated in the notice of the meeting.

          Section 8      Notice of Meeting

                     Written notice of all meetings except the annual meeting of the Board of Directors shall be given by, or at the direction of, the person or persons calling the meeting at least three (3) days prior to the date named for the meeting. Except in the case of a special meeting, neither the business to be transacted nor the purpose of the meeting need be specified in the notice of such meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice, in writing, signed by the person or persons entitled to such notice, whether before or after the date stated therein, shall be deemed equivalent to the giving of such notice.

          Section 9      Informal Action by the Directors

                     Any action which may be taken at a meeting of the Directors may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Directors who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Company.

          Section 10     Committees of Directors

                     The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Company, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company, and may have power to authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

          Section 11     Telephonic Meetings

                     One or more Directors, or members of a committee of the Board, may participate in meetings of the Board or a committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

          Section 12     Quorum

                     A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the Directors present at a meeting at which a quorum is present shall, unless otherwise specifically provided by law or by the articles of the Company, be the acts of the Board of Directors.

          Section 13     Reports to Shareholders

                     The Board of Directors shall have complete and unqualified discretion in determining whether it shall cause to be sent to the shareholders any reports in addition to those presented at the annual meeting and, if so, the extent and type thereof and whether the same shall be prepared and verified by certified public accountants, and it is expressly provided that the Board of Directors shall be under no obligation to send any such additional reports to the shareholders, or if the same are sent, to render the same in any particular form or have them verified in any particular manner. The provisions of Section 318 of the Pennsylvania Business Corporation Law are hereby waived.

          Section 14     Presiding Officer          AMENDED AUGUST 13, 1992

                     All meetings of the Board of Directors shall be called to order and presided over by the Chairman, and in his absence, by the President.

          Section 15     Contracts

                     In the absence of fraud, no contract or other transaction between this Company and any other company shall be affected by the fact that Directors of this Company are directors of such other companies, if such contract or transaction shall be approved or ratified by the affirmative vote of a majority of the Directors present at a meeting of the Board of Directors or of the committee of this Company having authority in the premises, who are not so interested. Any Director individually, or any firm of which any Director is a partner, may be a party to or may be interested in any contract or transaction of this Company provided that such contract or transaction shall be approved or ratified by the affirmative vote of at least a majority of the Directors present at a meeting of the Board of Directors or of the committee of this Company having authority in the premises, who are not so interested. No Director shall be liable to account to this Company for any profit realized by him from or through any such transaction or contract of this Company, ratified or approved as aforesaid, by reason of his interest in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or of such committee for the purpose of determining the existence of the quorum.

                     The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the shareholders, or at any meeting of the shareholders called for the purpose of considering any act or contract; and any contract or act that shall be approved or ratified by the vote of the holders of a majority of the capital stock of the Company which is represented, in person or by proxy, at such meeting, provided that a lawful quorum of shareholders be there represented in person or by proxy, shall be as valid and as binding upon the Company and upon all the shareholders as though it had been approved and ratified by every shareholder of the Company.

          Section 16                                  AMENDED JUNE 16, 1988
                         Applicability of Amendment to
                         Section 910 of the Pennsylvania
                         Business Corporation Law

                     Section 910 of the Pennsylvania Business Corporation Law, as amended by the Pennsylvania legislature on March 23, 1988, shall not be applicable to the Company.

          Section 17                                     ADDED JUNE 16, 1988
                         Applicability of Section 911 of
                         Pennsylvania Business Corporation Law

                     Section 911 of the Pennsylvania Business Corporation Law added to the Law by amendment adopted March 23, 1988, shall not be applicable to the Company.

                                      ARTICLE IV

                                       Officers


          Section 1      Number and Election        AMENDED AUGUST 13, 1992

                     The Board of Directors at its annual meeting shall elect a Chairman, a President, a Secretary and a Treasurer, one or more Executive Vice Presidents, one or more Vice Presidents, and such other officers, assistant officers and agents as the Board may deem appropriate.

          Section 2      Qualifications             AMENDED AUGUST 13, 1992

                     The Chairman and the President shall be members of the Board of Directors but the other officers need not be Directors.

          Section 3      Term of Office

                     Each officer and assistant officer shall hold office until his successor shall have been elected. Any officer or agent elected or appointed by the Board may be removed by the Board at any time.

          Section 4      Chairman                     ADDED AUGUST 13, 1992

                     The Chairman shall, with the Board, establish overall corporate strategies and objectives. He shall preside at meetings of the Shareholders and the Board of Directors.

          Section 5      President                  AMENDED AUGUST 13, 1992

                     The President shall be Chief Executive Officer of the Company. The President shall, in general, perform all duties incident to the office of the President. In the absence of the Chairman, he shall preside at meetings of the Shareholders and the Board of Directors.

          Section 6      Executive Vice Presidents

                     Each Executive Vice President shall have such powers and perform such duties as the President may from time to time delegate to him. At the request of the President, any Executive Vice President may, in the case of the absence or inability to act of the President, temporarily act in his place. In the case of the death of the President, or in the case of his absence or inability to act without having designated an Executive Vice President to act temporarily in his place, the Executive Vice President longest in service as Executive Vice President shall perform the duties of the President except as shall be otherwise designated by the Board of Directors. An Executive Vice President who is not a Director shall not preside at any meeting of the Board of Directors.

          Section 7      Vice Presidents

                     Each Vice President shall have such powers and perform such duties as the President may from time to time delegate to him. At the request of the President, any Vice President may, in the case of the absence or inability to act of the President, temporarily act in his place. In the case of the death of the President, or in the case of his absence or inability to act without having designated an Executive Vice President or Vice President to act temporarily in his place, and in the absence or inability to act of all Executive Vice Presidents, the Vice President longest in service as Vice President shall perform the duties of the President except as shall be otherwise designated by the Board of Directors. A Vice President who is not a Director shall not preside at any meeting of the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Senior Vice Presidents.

          Section 8      Secretary

                     The Secretary shall attend meetings of the shareholders, the Board of Directors and the Executive Committee, shall keep minutes thereof in suitable books, and shall send out all notices of meetings as required by law of these By-laws. He shall be ex officio an Assistant Treasurer. He shall, in general, perform all duties incident to the office of Secretary.

          Section 9      Treasurer

                     The Treasurer shall receive all money paid to the Company and keep or cause to be kept accurate accounts of all money received or payments made in books kept for that purpose. He shall deposit all money received by him in the name and to the credit of the Company in banks or other places of deposit. He shall disburse the money of the Company by checks or vouchers.
          He shall be ex officio an Assistant Secretary. He shall, in general, perform all duties incident to the office of Treasurer.


          Section 10     Assistant Officers

                     Each assistant officer shall perform such duties as may be delegated to him by the officer to whom he is an assistant, and in the absence or disability of such officer may perform the duties of his office.

                                      ARTICLE V

                                Execution of Documents

          Section 1      Checks, Notes, Etc.

                     The Board of Directors shall from time to time designate the officers or agents of the Company who shall have power, in its name, to sign and endorse checks and other negotiable instruments and to borrow money for the Company, and in its name, to make notes or other evidences of indebtedness.

          Section 2      Other Documents            AMENDED AUGUST 13, 1992

                     Unless otherwise authorized by the Board of Directors, all contracts, leases, deeds, deeds of trust, mortgages, powers of attorney to transfer stock and for other purposes, and all other documents requiring the seal of the Company shall be executed for and on behalf of the Company by the Chairman or the President, or a Vice President or an Assistant Vice President, and the corporate seal shall be affixed by such person or at his discretion, all of which shall be attested by the Secretary, or an Assistant Secretary, or the Treasurer, or an Assistant Treasurer or an Assistant Vice President.

                                      ARTICLE VI

                           Share Certificates and Transfers

          Section 1      Share Certificates         AMENDED AUGUST 13, 1992

                     Share certificates of the Company shall be in such form as the Board of Directors may from time to time determine. Every share certificate shall be signed by the Chairman, or the President, or a Vice President, or by any other officer designated by the Board of Directors, and shall be countersigned by the Secretary or an Assistant Secretary and sealed with the corporate seal.

          Section 2      Loss or Destruction of Share Certificate

                     In case of loss or destruction of a certificate of stock no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction, and upon the giving of satisfactory security by bond or otherwise against loss to the Company. Any such new certificate shall be plainly marked "Duplicate" upon its face.

          Section 3      Transfer Agent

                     The Board of Directors may appoint a transfer agent and a registrar of transfers, and may require all stock certificates to bear the signature of such transfer agent and of such registrar of transfers.

                                                 AMENDED SEPTEMBER 30, 1987

                                     ARTICLE VII

                 Indemnification of Directors, Officers and Employees


          Section 1      Right to Indemnification

                     Except as prohibited by law, every director and officer of the Company shall be entitled as of right to be indemnified by the Company against all expenses, liability and loss (including without limitation, attorney's fees, judgments, fines, taxes, penalties and amounts paid in settlement) paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Company or by reason of the fact such person is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an "Action"); provided, that no such right of indemnification shall exist with respect to an Action brought by an Indemnitee (as hereinafter defined) against the Company except as provided in the last sentence of this Section 1. Persons who are not directors or officers of the Company may be similarly indemnified in respect of service to the Company or to another such entity at the request of the Company to the extent the Board of Directors at any time denominates any of such persons as entitled to the benefits of this Article. As used in this Article, "Indemnitee" shall include each director and officer of the Company and each other person denominated by the Board of Directors as entitled to the benefits of this Article. An Indemnitee shall be entitled to be indemnified pursuant to this Section 1 for expenses incurred in connection with any Action brought by such Indemnitee against the Company only if the Action is a claim for indemnity or expenses under Section 3 of this Article or otherwise and either
          (i) the Indemnitee is successful in whole or in part in the Action for which expenses are claimed or (ii) the indemnification for expenses is included in a settlement of the Action or is awarded by a court.

          Section 2      Right to Advancement of Expenses

                     Every Indemnitee shall be entitled as of right to have his or her expenses in any Action (other than an Action brought by such Indemnitee against the Company) paid in advance by the Company prior to final disposition of such Action, subject to any obligation which may be imposed by law or by provision in the Articles or By-laws of the Company, agreement or otherwise to reimburse the Company in certain events.

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          Section 3      Right of Indemnitee to Initiate Action

                     If a written claim under Section 1 or Section 2 of this Article is not paid in full by the Company within thirty days after such claim has been received by the Company, the Indemnitee may at any time thereafter initiate an Action against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall also be entitled to be paid the expenses of prosecuting such Action. It shall be a defense to any Action to recover a claim under Section 1 of this Article that the Indemnitee's conduct was such that under Pennsylvania law the Corporation is prohibited from indemnifying the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such Action that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its shareholders) that the Indemnitee's conduct was such that indemnification is prohibited by law, shall be a defense to such Action or create a presumption that the Indemnitee's conduct was such that indemnification is prohibited by law. The only defense to any such Action to receive payment of expenses in advance under
          Section 2 of this Article shall be failure to make an undertaking to reimburse if such an undertaking is required by law or by provision in the Articles or By-laws of the Company, agreement or otherwise.

          Section 4      Insurance and Funding

                     The Company may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any expense, liability or loss asserted or incurred by such person in connection with any Action, whether or not the Company would have the power to indemnify such person against such expense, liability or loss by law or under the provisions of this Article. The Company may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.



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          Section 5      Non-Exclusivity; Nature and Extent of Rights

                     The rights of indemnification and advancement of expenses provided for this Article (i) shall not be deemed exclusive of any other rights, either now existing or hereafter created, to which any Indemnitee may be entitled under the Articles or By-laws of the Company, any agreement, any vote of shareholders or directors or otherwise, (ii) shall be deemed to create contractual rights in favor of each Indemnitee, (iii) shall continue as to each person who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of each Indemnitee and (iv) shall be applicable to Actions commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The rights of indemnification provided in this Article may not be amended or repealed so as to limit in any way the indemnification or the right to advancement of expenses provided for herein with respect to any acts or omissions occurring prior to the adoption of such amendment or repeal.

          Section 6      Effective Date

                     This Article shall apply to every Action other than an Action filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law prohibits its application to any breach of performance of duty or any failure of performance of duty by an Indemnitee occurring prior to January 27, 1987.



                                     ARTICLE VIII

                                      Amendments


          Section 1      Amendments to By-Laws

                     These By-laws may be altered or amended by a vote of a majority of the members of the Board of Directors at any regular or special meeting duly convened after notice of that purpose; subject, however, to the power of the shareholders to change or repeal the By-laws at any annual or special meeting duly convened after notice for that purpose.

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